EXHIBIT 3.03

                                    FORM OF
                            CERTIFICATE OF AMENDMENT
                                       OF
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                      DWFCM INTERNATIONAL ACCESS FUND L.P.

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               PURSUANT TO SECTION 17-202 OF THE DELAWARE REVISED
                         UNIFORM LIMITED PARTNERSHIP ACT

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                  The undersigned, for the purpose of amending the Certificate of Limited Partnership of DWFCM International Access Fund L.P. filed with the Secretary of State of Delaware on March 9, 1994, does hereby certify as follows:

                  First. Name of Limited Partnership. The name of the limited partnership is DWFCM International Access Fund L.P.

                  Second. Amendment. Article First of the Certificate of Limited Partnership is amended to read in full as follows:

                  "First. Name of Limited Partnership. The name of the limited partnership is Morgan Stanley Dean Witter Charter DWFCM L.P.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Limited Partnership as of the day of July, 2000.

                                             DEMETER MANAGEMENT CORPORATION,

                                             General Partner

                                          By:
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                                             Robert E. Murray
                                             President